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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 1995


                           HUBCO, INC.
     (Exact name of registrant as specified in its charter)


                           New Jersey
         (State or other jurisdiction of incorporation)

            1-10699                       22-2405746
  (Commission File Number)   (IRS Employer Identification No.)

       1000 MacArthur Boulevard, Mahwah, New Jersey  07430
            (Address of principal executive offices)

                         (201) 236-2630
      (Registrant's telephone number, including area code)


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Item 5.   Other Events.

     On October 17, 1995 HUBCO, Inc. ("HUBCO") announced its regular quarterly cash dividend of $.15 per common share, payable
December 1, 1995, to stockholders of record November 17, 1995.
HUBCO has paid a cash dividend every year since 1982.

     On October 16, 1995 HUBCO reported earnings for the third quarter and first nine months of 1995. Earnings per share for the third quarter of 1995 increased 35% to $.46 per share ($5,973,000), from $.34 per share ($4,704,000) the third quarter of 1994. All prior period amounts and per share data have been restated to reflect the acquisitions completed during the second quarter of 1995 of Jefferson National Bank and Urban National Bank accounted for as pooling of interests and for the three for two stock split issued by HUBCO in January, 1995. HUBCO's return on average equity for the third quarter 1995 was 19.25% and the return on average assets was 1.48%.

     For the nine months ended September 30, 1995 HUBCO's earnings per share increased 28% to $1.31 ($17,377,000), from $1.02 per share ($13,167,000) for the nine months ended September 30, 1994. HUBCO's return on average equity for the nine month period ended September 30, 1995 was 19.44% and the return on average assets was 1.42%.

     For the third quarter of 1995, HUBCO's net interest income increased 5% over the prior year's third quarter to $20,047,000 and for the first nine months of 1995 was $60,760,000, an increase of 19% over the same period during the prior year. HUBCO's net interest margin was 5.43% for the third quarter of 1995 and 5.44% for the first nine months of 1995.

     HUBCO's Non-interest income totaled $4,872,000 for the third quarter of 1995 and $13,141,000 for the nine month period ended
September 30, 1995. This represents increases of 48% and 50% respectively over the same periods in the prior year.

     HUBCO's third quarter 1995 other income includes approximately $1,000,000 representing income from the settlement of an insurance claim. Third quarter 1995 results also included one time acquisition related expenses recorded in non-interest expense of approximately $.9 million.

     HUBCO's overhead expenses for the third quarter of 1995 increased to $14,331,000 from $13,510,000 during the same period in the prior year. For the nine month period ended September 30, 1995, overhead expenses increased to $46,122,000 from $36,232,000 for the nine month period ended September 30, 1994. These increases are attributable to HUBCO's growth and the acquisition expenses incurred to achieve this growth.

     HUBCO's non-performing assets of $22,977,000 (1.4% of assets) at September 30, 1995 were down from $31,499,000 a year prior and from $28,290,000 at December 31, 1994. At September 30, 1995, non-accruing loans totaled $15,368,000 (1.8% of loans) and were down from $21,813,000 a year prior and $18,488,000 at December 31, 1994. HUBCO's Allowance for Possible Loan and Lease Losses at September 30, 1995 totalled $16,678,000, which represented 100% of non-performing loans and 109% of non-accruing loans.

     HUBCO's total assets at September 30, 1995 were $1.6 billion, loans totaled $848 million and deposits were $1.4 billion. HUBCO's stockholders equity was $125 million at September 30, 1995. Capital ratios for HUBCO were as follows:
Tier I - 12.98%, total Risk Based - 17.06% and the Leverage Capital Ratio was 7.21%. These ratios all exceed the applicable regulatory requirements of 6%, 10% and 5% respectively.


Item 7.   Exhibits.

     99(a)     Press Release dated October 16, 1995

     99(b)     Press Release dated October 17, 1995

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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HUBCO, INC.

Dated: October 19, 1995            By: D. LYNN VAN BORKULO-NUZZO
                                       -------------------------
                                       D. Lynn Van Borkulo-Nuzzo
                                       Executive Vice President

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                        INDEX TO EXHIBITS


99(a)     Press Release dated October 16, 1995

99(b)     Press Release dated October 17, 1995